      As filed with the Securities and Exchange Commission on July 2, 1999
                                                     Registration No. 333-19625
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------

                       POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                            SEL-LEB MARKETING, INC.
             (Exact name of Registrant as specified in its charter)

                                   ---------

                New York                                 11-3180295
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

 495 River Street, Paterson, New Jersey                     07542
(Address of Principal Executive Offices)                 (Zip Code)

                             1995 Stock Option Plan
                           (Full title of the plans)

                                 Jan S. Mirsky
                            Sel-Leb Marketing, Inc.
                                495 River Street
                           Paterson, New Jersey 07542
                    (Name and address of agent for service)

                                 (973) 225-9880
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                           James Martin Kaplan, Esq.
                             Tenzer Greenblatt LLP
                              405 Lexington Avenue
                            New York, New York 10174
                                 (212) 885-5434

                                   ---------

                                                CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                   Proposed maximum
                                                                      offering            Proposed maximum            Amount of
Title of securities to be registered  Amount to be registered(1)   price per share(2)  aggregate offering price(2)  registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per            250,000 shares             $4.729708               $1,182,427                $328.72
              share
====================================================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares which may be issued as a result of anti- dilution provisions contained in the 1995 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) of the Act as follows: (i) in the case of 160,850 shares underlying awards that remained available for grant under the Plan on the date of filing of this Registration Statement, based on the average of the high and low prices of the Common Stock reported on the Nasdaq SmallCap Market on June 28, 1999, which was $5.03125, and (ii) in the case of 89,150 shares underlying awards outstanding under the Plan on the date of filing of this Registration Statement, based on the aggregate exercise price of $373,150, the aggregate price at which the awards may be exercised, which averages $4.18564 per share.

Explanatory Note:

        This Amendment No. 2 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-19625) is being filed to increase the number of shares of Common Stock, par value $.01 per share, registered in connection with the Registrant's 1995 Stock Option Plan from 231,250 shares (as adjusted to give effect to the one-for-eight reverse stock split effected by the Registrant on June 19, 1998) to 481,250 shares.

        The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333- 19625) are hereby incorporated by reference; provided, however, that the sections of such Registration Statement captioned "Experts" and "Legal Matters" are hereby amended to read in their entirety as follows:


                                    EXPERTS

                  The financial statements incorporated in this Prospectus by reference from Sel-Leb's Annual Report on Form 10-KSB for the year ended December 31, 1998 have been audited by J. H. Cohn LLP, independent public accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

                  The validity of the Shares has been passed upon by Tenzer Greenblatt LLP, 405 Lexington Avenue, New York, New York 10174.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Bergen, New Jersey, on this 30th day of June, 1999.


                                                SEL-LEB MARKETING, INC.

                                                By: /s/ Harold Markowitz
                                                    ---------------------
                                                    Harold Markowitz
                                                    Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

 /s/ Harold Markowitz         Chairman of the Board and Director             June 30, 1999
-------------------------
Harold Markowitz

 /s/ Paul Sharp               President, Chief Executive Officer and         June 30, 1999
-------------------------     Director (Principal Executive Officer)
Paul Sharp

 /s/ Jan S. Mirsky            Executive Vice President - Finance and         June 30, 1999
-------------------------     Director (Principal Financial and
Jan S. Mirsky                 Accounting Officer)


 /s/ Jack Koegel              Vice Chairman, Chief Operating Officer         June 30, 1999
-------------------------     and Director
Jack Koegel

 /s/ Jorge Lazaro             Executive Vice President, Secretary and        June 30, 1999
-------------------------     Director
Jorge Lazaro

                 *            Director                                       June 30, 1999
-------------------------
Stanley R. Goodman

                 *            Director                                       June 30, 1999
-------------------------
Edward C. Ross

                 *            Director                                       June 30, 1999
-------------------------
Douglas L. Bailey


   *By: /s/ Jan S. Mirsky
        -----------------
        Jan S. Mirsky
        Attorney-in-Fact


                                  EXHIBIT INDEX


Exhibit  Description
-------  -----------
  4.1    1995 Stock Option Plan of the Registrant (incorporated by reference to
         Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 1995).

  4.2 Form of Stock Option Agreements under the 1995 Stock Option Plan (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form S-8 (Registration No. 333- 19625)).

  4.3 Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995).

  4.4 Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-QSB for the period ended June 30, 1995).

  5.1    Opinion of Tenzer Greenblatt LLP, filed herewith.

  23.1   Consent of J.H. Cohn LLP, filed herewith.

  23.2 Consent of counsel, contained in the opinion filed as Exhibit 5.1 hereto.